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                                                                  EXHIBIT 10.15

                    SUPERIOR CONSULTANT HOLDINGS CORPORATION

                        Amendment to Employment Agreement
                        ---------------------------------


The Employment Agreement dated October 11, 2000, as amended, between George S. Huntzinger, RR4, Box 610 42nd Street, Dallas, PA 18612 and Superior Consultant Company, Inc., a Michigan Corporation, is hereby amended as follows:


1. Section #1 shall be deleted in its entirety and replaced by the following:

      Your employment with the Company shall commence as of October 11, 2000 ("the Commencement Date") and will terminate on December 31, 2002. Except as otherwise herein provided, you shall have no continuing right to compensation and bonus. You shall have such responsibilities and perform such duties appropriate to such position as shall be reasonably assigned to you by the CEO of the Company or such person as he shall designate. You will initially serve as President and Chief Operating Officer. You shall devote all your working time and efforts to the business of the Company. You represent that you are not bound by the provisions of any non-competition, confidentiality or similar agreement not heretofore disclosed by you in writing to the Company. You also represent and warrant that you have never been convicted of a felony.

2. Section #2 shall be deleted in its entirety and replaced by the following:

      Your salary from October 11, 2000 through December 31, 2001 shall be at the rate of $11,000.00 bi-weekly. Your salary from January 1, 2002 through December 31, 2002 shall be at the rate of $12,923.08 bi-weekly.* Salary is payable in accordance with the normal payroll practices of the Company and subject to any payroll or other deductions as may be required to be made pursuant to law, government order, or by your written agreement or consent.

3. The first paragraph under Section #4 shall be deleted in its entirety and replaced by the following:

      In the event that your employment with the Company shall be terminated by the Company without Cause prior to December 31, 2002, and not as a result of your death or Disability (as hereinafter defined), the Company shall continue your salary (in bi-weekly installments) as if you were still employed by the Company through December 31, 2002 or for a period of six months from the date of termination, whichever is less. You shall be under no obligation to seek other employment or otherwise to mitigate the Company's obligation to continue your salary. The Company shall, during this period of salary continuation, continue to provide you with health insurance benefits on the same basis, including any Company-paid premiums, as such benefits are provided to employees of the Company, except that such salary continuation coverage period shall be coterminous and shall apply to federally mandated COBRA continuation periods.



      * [Salary increase has not taken effect as of April 1, 2002]

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       Your rights under the other benefit plans and programs of the Company shall be determined in accordance with the terms of such plans and programs as then in effect. In the event of such termination neither you nor the Company shall have any further rights or obligations under this Agreement, except as set forth in Sections 5, 6, 7, and 8 of this Agreement.


3. The following section entitled "Limitation of Actions" shall be added as Paragraph 9 (a).

         Limitation of Actions: You agree that any lawsuit against Superior or any of its officers, directors, employees or agents arising out of your employment or termination of employment, including but not limited to, claims arising under any State or Federal Civil Rights statutes, must be filed within six (6) months of the event giving rise to the claims or be forever barred. You understand that the limitation periods for these claims are generally longer and agree to waive those periods.

4. This amendment becomes effective June 29, 2001. Terms of Employment Agreement dated October 11, 2000, as amended, will prevail until June 28, 2001.

5. Except as amended hereof, all terms and provisions of the Employment Agreement dated October 11, 2000, as amended, remain in full force and effect.


SIGNATURES:

Acknowledged and accepted for Superior Consultant Company, Inc.

-------------------------------    ---------------------       ------------
Name                               Title                       Date


I hereby acknowledge that I have voluntarily entered into this Amendment to Employment Agreement after having a full and adequate opportunity to review its provisions.

Acknowledged and accepted

-------------------------------    ---------------------       ------------
Name                               Title                       Date


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